Exhibit 99.1

AVISTAR COMMUNICATIONS REPORTS FINANCIAL RESULTS
FOR THE FOURTH QUARTER OF 2009

Full year revenues stabilized while loss reduced substantially compared to 2008

SAN MATEO, Calif., January 28, 2010 – Avistar Communications Corporation (www.avistar.com), a leader in unified visual communications solutions, today announced its financial results for the three and twelve months ended December 31, 2009.

Financial highlights included:

•
Total revenue was $8.8 million for each of the years ended December 31, 2009 and 2008. Total revenue for the fourth quarter of 2009 was $1.9 million, compared to $3.1 million for same quarter in 2008, a decrease of 39%.

•
Operating expense (research and development, sales and marketing, and general and administrative) for the year ended December 31, 2009 was $11.8 million, as compared to $14.5 million for the year ended December 31, 2008, representing a substantial reduction of 19%. Operating expense was $2.9 million for the fourth quarter of 2009, as compared to $3.1 million for the fourth quarter of 2008, demonstrating the continued success of efforts to control Avistar’s cost structure.

•
Net loss was $4.0 million for the year ended December 31, 2009, or $0.11 per basic and diluted share, as compared to a net loss of $6.4 million, or $0.18 per basic and diluted share, for the year ended December 31, 2008, a 38% decrease. Net loss in the fourth quarter of 2009 was $1.5 million, or $0.04 per basic and diluted share, as compared to a net loss of $231,000, or $0.01 per basic and diluted share, in the fourth quarter of 2008, a 565% increase.

•
Cash and cash equivalents balance as of December 31, 2009 was $294,000. Cash used in operations during the year ended December 31, 2009 was $4.9 million, compared to $8.9 million for the year ended December 31, 2008, a $4.0 million improvement.

•
Adjusted EBITDA loss (as described below) for the year ended December 31, 2009 was $1.5 million compared to an Adjusted EBITDA loss of $4.0 million for the same period in 2008, a reduction in adjusted EBITDA loss of $2.5 million, or 63%. Adjusted EBITDA loss for the fourth quarter of 2009 was $909,000, compared to an Adjusted EBITDA profit of $591,000 in the same quarter of 2008.

Recent Developments:

•
Avistar’s total debt balance of $11.3 million at December 31, 2009 was repaid on January 25, 2010 with the $14.0 million in proceeds from the recently announced license and sale of substantially all of Avistar’s patent portfolio.

•	Avistar’s revolving line of credit limit will be reduced from $11.3 million to $6.0 million on March 31, 2010.

Bob Kirk, CEO of Avistar, said, “Avistar continued to work diligently to overcome marketplace and economic challenges in 2009. Our annual results show a 19% decrease in operating expenses, in conjunction with stable year-over-year revenues, which produced a 38% reduction in net loss and a 63% reduction in Adjusted EBITDA loss year over year. In 2010, we expect to see the full financial impact in our continued efforts to control costs, and also see benefit from our plans to bring new products online while uniquely positioning Avistar within the Unified Communications (UC) and Virtual Desktop Infrastructure (VDI) markets. In fact, we expect to nearly triple the number of products and components available to our distributors and licensing partners in 2010.

“In 2009, we dealt with a challenging global economy while we introduced our newly developed sales channel model, which took some time to come up to speed. We have now consolidated our channel partners under a handful of master distributors and made our channel model more productive and supportable. In addition, our newly implemented pricing model makes our solutions among the most cost-efficient desktop visual communications product bundles in the industry today. We are already noticing a beneficial effect on our channel strategy from these two changes.

Kirk continued, “Additionally, we expanded our focus on signing new technology licensing partners. Our goal is to provide a substantial number of video-enabling components to a variety of technology vendors (OEMs) to allow them to deliver superior video-enabled products. Avistar’s 17-year history, knowledge, and experience in the video collaboration space presents us with a great advantage in assisting these OEMs in providing a better visual communications product.

“Finally, the licensing and sale of a substantial majority, but not all, of our patent portfolio provides us the necessary funding to retire all of our outstanding debt. This important improvement in our balance sheet also provides us the needed working capital in 2010 to invest in product engineering, which is necessary to accelerate delivery of our new products and video components to the market. With this investment, we can better take advantage of substantial growth within our industry, as reported by analyst data from renowned research firms. As our new products become available within the visual communications, UC and VDI markets, we believe that Avistar will be well positioned to gain additional market share and emerge as a leader within our industry.

Kirk added, “With a backlog of contracted revenue with existing licensing partners, a strong, experienced management team in place, a growing product and component portfolio, a rationalized distribution strategy, inroads in the technology licensing arena, a stronger balance sheet, lack of debt, and the recognized value of visual communication within businesses globally, we expect great things from the company over the next year and into 2011.”

Significant recent developments included:

•
Avistar continues to invest heavily in its UC and VDI strategies by introducing the Avistar C3 Unified™ - Microsoft OCS Edition and the Avistar C3 Integrator™ - Citrix Edition solutions. Both were launched at VoiceCon – San Francisco and attracted strong interest.

•
The Avistar technology licensing business continues to grow, with successful product deliveries to LifeSize, IBM, Logitech and Zultys. Royalties from LifeSize and Logitech have commenced and are expected to contribute to Avistar’s revenue momentum for many years.

•
Other important product milestones include the successful upgrade of two of Avistar’s longstanding customers to the Avistar C3 Desktop™ solution – v10.2.6, converting tens of thousands of desktop seats from Avistar’s legacy product line to the Avistar C3™ all-software visual communications platform. Additionally, several new customers have begun strategic deployments of the Avistar C3™ platform, including a large aerospace contractor and pilot deployments within the educational and manufacturing sectors.

•	In January 2010, Avistar completed a license and a sale of substantially all of its patent portfolio for $14.0 million.

Kirk concluded, “Avistar’s financial position, product strategy and product portfolio ready the company for success and leadership in our rapidly expanding industry. Clearly, this has been the moment we’ve been working toward for many years. Now it’s up to the team and company as a whole to deliver, execute and succeed, which I have no doubt we will.”

About Avistar Communications Corporation
Avistar (AVSR.PK) is an innovation leader in the unified visual communications industry, providing proven business-class desktop videoconferencing technology. Avistar's installations include more than 100,000 committed desktop seats worldwide, bringing together business users anytime and anyplace. Companies such as IBM, LifeSize, Logitech, Paradial and Zultys use Avistar technology to power their unified communications solutions. Avistar also works with leading channel partners and resellers including AVI-SPL, CityIS, Fontel, Jenne and Media Plus in more than 40 countries. For more information, please visit www.avistar.com.

Cautionary Note Regarding Forward-Looking Statements
The statements made in this press release that are not historical facts are "forward-looking statements." These forward-looking statements, include, but are not necessarily limited to, statements regarding, availability of funds under our line of credit, expansion of our product portfolio, the future performance of our sales and distribution channels, the impact of changes in our pricing model, growth in our business and the video conferencing industry, our ability to capture market share in the video conferencing industry, future royalties and revenue associated with our business, and our positioning to emerge as a leader in the desktop visual communications industry. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The company cautions readers of this release that a number of important factors could cause actual future events and results to differ materially from those expressed in any such forward-looking statements. Such factors include, without limitation, Avistar’s lengthy sales cycle, volatility associated with Avistar’s sales and licensing activities, market acceptance of Avistar’s products, increased competition in the market for unified communications, technical challenges associated with product development and completion of our deliverables to customers, ongoing technological developments and changing industry standards, the ability of Avistar’s distributors to sell our products to end users, the capital markets for both debt and equity, and challenges associated with protecting and licensing Avistar’s intellectual property. These important factors and other factors that potentially could cause actual future results to differ materially from current expectations are described in our filings with the Securities and Exchange Commission, including the company's most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers of this release are referred to such filings. The forward-looking statements in this release are based upon information available to the company as of the date of the release, and the company assumes no obligations to update any such forward-looking statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include a discussion of adjusted
EBITDA, excluding stock-based compensation expense, which is a non-GAAP financial measure provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA is relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is a primary measure used by our management to evaluate the operating performance of our business. The components of adjusted EBITDA include the key revenue and expense items and income from settlement and patent licensing for which our operating managers are responsible and upon which we evaluate their performance. Furthermore, we intend to provide this non-GAAP financial measure as part of our future earnings releases and, therefore, the inclusion of this non-GAAP financial measure will provide consistency in our financial reporting. A reconciliation of this non-GAAP measure to GAAP is provided in the accompanying tables.

###
Contact:

Elias MurrayMetzger Chief Financial Officer Avistar Communications Corporation +1 650-525-3300 emurraymetzger@avistar.com	Conway Communications Investor Relations +1 617-244-9682 mtconway@att.net

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and twelve months ended December 31, 2009 and 2008
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Revenue:
Product	$697	$1,842	$3,932	$3,957
Licensing	281	280	853	954
Services, maintenance and support	909	987	4,039	3,844
Total revenue	1,887	3,109	8,824	8,755
Costs and expenses:
Cost of product revenue*	401	551	1,327	2,195
Cost of services, maintenance and support revenue*	565	646	2,965	2,352
Income from settlement and patent licensing	(480)	(1,055)	(3,651)	(4,226)
Research and development*	1,111	1,268	3,888	5,200
Sales and marketing*	589	769	2,581	3,521
General and administrative*	1,155	1,046	5,298	5,729
Total costs and expenses	3,341	3,225	12,408	14,771
Loss from operations	(1,454)	(116)	(3,584)	(6,016)
Other (expense) income:
Interest income	-	12	8	94
Other expense, net	(82)	(127)	(411)	(462)
Total other expense, net	(82)	(115)	(403)	(368)
Net loss	$(1,536)	$(231)	$(3,987)	$(6,384)

Net loss per share - basic and diluted	$(0.04)	$(0.01)	$(0.11)	$(0.18)
Weighted average shares used in calculating
basic and diluted net loss per share	38,977	34,568	37,318	34,551

*Including stock based compensation of:
Cost of products, services, maintenance
and support revenue	$59	$61	$234	$141
Research and development	144	200	579	511
Sales and marketing	73	62	228	38
General and administrative	206	250	848	817
	$482	$573	$1,889	$1,507

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS
as of December 31, 2009 and 2008
(in thousands, except per share data)

	December 31,	December 31,
	2009	2008
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$294	$4,898
Accounts receivable, net of allowance for doubtful accounts of $13 and $20 at December 31, 2009 and December 31, 2008, respectively	1,027	2,701
Inventories	56	307
Deferred settlement and patent licensing costs	-	1,100
Prepaid expenses and other current assets	300	320
Total current assets	1,677	9,326
Property and equipment, net	147	310
Other assets	132	157
Total assets	$1,956	$9,793

Liabilities and Stockholders' Equity (Deficit):
Current liabilities:
Line of credit	$11,250	$7,000
Accounts payable	807	579
Deferred income from settlement and patent licensing	-	4,751
Deferred services revenue and customer deposits	2,008	3,687
Accrued liabilities and other	1,432	1,382
Total current liabilities	15,497	17,399
Long-term liabilities:
Long-term convertible debt	-	7,000
Other liabilities	73	23
Total liabilities	15,570	24,422
Stockholders' equity (deficit):
Common stock, $0.001 par value; 250,000,000 shares authorized at December 31, 2009 and December 31, 2008; 40,159,466 and 35,750,680 shares issued including treasury shares at December 31, 2009 and 2008, respectively	40	36
Less: treasury common stock, 1,182,875 shares at December 31, 2009 and 2008, respectively, at cost	(53)	(53)
Additional paid-in-capital	102,504	97,506
Accumulated deficit	(116,105)	(112,118)
Total stockholders' equity (deficit)	(13,614)	(14,629)
Total liabilities and stockholders' equity (deficit)	$1,956	$9,793

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2009 and 2008
FINANCIAL RESULTS: RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended December 31,
	2009	2008
	(unaudited)

Net loss	$(1,536)	$(231)
Interest income	-	(12)
Other expenses, net	82	127
Depreciation	63	134
EBITDA	(1,391)	18
Stock-based compensation expense	482	573
Adjusted EBITDA	$(909)	$591

	Twelve Months Ended December 31,
	2009	2008
	(unaudited)

Net loss	$(3,987)	$(6,384)
Interest income	(8)	(94)
Other expenses, net	411	462
Depreciation	245	538
EBITDA	(3,339)	(5,478)
Stock-based compensation expense	1,889	1,507
Adjusted EBITDA	$(1,450)	$(3,971)

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the twelve months ended December 31, 2009 and 2008
(in thousands)

	Twelve Months Ended December 31,
	2009	2008
	(unaudited)

Cash Flows from Operating Activities:
Net loss	$(3,987)	$(6,384)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	245	538
Stock based compensation for options issued to consultants and employees	1,889	1,507
Provision for doubtful accounts	(7)	(4)
Changes in assets and liabilities:
Accounts receivable	1,681	(1,312)
Inventories	251	121
Prepaid expenses and other current assets	20	142
Deferred settlement and patent licensing costs	1,100	1,273
Other assets	25	129
Accounts payable	228	(708)
Deferred income from settlement and patent licensing and other	(4,701)	(5,560)
Deferred services revenue and customer deposits	(1,679)	1,456
Accrued liabilities and other	50	(69)
Net cash used in operating activities	(4,885)	(8,871)

Cash Flows from Investing Activities:
Maturities of short-term marketable securities	-	799
Sale of property and equipment	-	8
Purchase of property and equipment	(82)	(89)
Net cash (used in) provided by investing activities	(82)	718

Cash Flows from Financing Activities:
Line of credit payments	(5,049)	(5,100)
Proceeds from line of credit	9,299	7,000
Proceeds from debt issuance	-	7,000
Payment of convertible debt	(4,060)	-
Net proceeds from issuance of common stock	173	74
Net cash provided by financing activities	363	8,974
Net (decrease) increase in cash and cash equivalents	(4,604)	821
Cash and cash equivalents, beginning of year	4,898	4,077
Cash and cash equivalents, end of year	$294	$4,898